UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Select Medical Holdings Corporation
(Name of Registrant as Specified In Its Charter)

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4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the Select Medical Holdings Corporation 2014 Annual Meeting of Stockholders.

Date:	April 29, 2014
Time:	2:30 p.m. EDT
Place:	Kessler Institute for Rehabilitation 1199 Pleasant Valley Way West Orange, NJ 07052

        Only stockholders who owned stock of record at the close of business on March 3, 2014 can vote at this meeting or any adjournments that may take place.

        The purposes of the 2014 Annual Meeting are:

  (1)
  to elect three Class II directors, each for a term of three years or until their respective successors have been elected and qualified;

  (2)
  to hold a non-binding advisory vote on the compensation of our named executive officers;

  (3)
  to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

  (4)
  to transact any other business that may properly come before the meeting.

        We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

/s/ Michael E. Tarvin
Michael E. Tarvin
 Executive Vice President, General Counsel and Secretary

March 5, 2014

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
www.selectmedicalholdings.com

PROXY STATEMENT

        The Board of Directors of Select Medical Holdings Corporation (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on April 29, 2014, at 2:30 p.m. local time, including any adjournments or postponements thereof (the "Meeting" or "Annual Meeting"). We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the "Notice"), and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about March 5, 2014.

PROXY SOLICITATION AND VOTING INFORMATION

        Your vote is very important.    In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of the Company's proxy materials to each stockholder of record, the Company may furnish proxy materials including this Proxy Statement, the proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "Annual Report") to the Company's stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials. The Notice also instructs stockholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

        You may revoke your proxy at any time before it is voted by written notice to the Executive Vice President, General Counsel and Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

        If you want to vote in person at the Annual Meeting and you hold shares of Company common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

        Who can vote?    Stockholders as of the close of business on March 3, 2014 are entitled to vote. On that day, 140,559,319 shares of common stock were outstanding and eligible to vote, and there were 129 registered holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania beginning April 19, 2014. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

        How does the Board of Directors recommend I vote?    The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

        What shares are included in the proxy card?    Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.

        How do I vote by proxy?    Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.

        How are votes counted?    The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Proposal 1, because directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, abstentions will have no effect on the election of directors. Because Proposals 2 and 3 require for approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, any abstentions will have the effect of votes against and any broker non-votes will not have any effect on these proposals.

        Who will count the vote?    The Company's Transfer Agent and Registrar, Computershare Shareowner Services LLC, will tally the vote.

        Who is soliciting this proxy?    Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing or otherwise making available the Notice of Internet Availability of Proxy Materials and the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's common stock.

        What if I can't attend the meeting?    If you are unable to attend the meeting in person and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

 CORPORATE GOVERNANCE

        In accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Although the Company's non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

  Independence

        In 2013, the Board of Directors undertook a review of the independence of the Company's directors and considered whether any director has a material relationship with the Company that could compromise his ability to exercise independent judgment in carrying out his responsibilities. The Board of Directors has determined that five of the Company's nine current directors are "independent" as defined in the applicable listing standards of the New York Stock Exchange (the "NYSE"). The following directors were determined to be independent: Russell L. Carson, Bryan C. Cressey, James E. Dalton, Jr., James S. Ely III and Leopold Swergold.

  Meetings of the Board of Directors and Stockholders

        It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held four meetings in fiscal year 2013. During fiscal year 2013, each of the current directors attended all of the meetings of the Board of Directors and the meetings of any committee of which they are a member, except Mr. Cressey did not attend the August 7, 2013 meeting of the Board of Directors. It is also the policy of the Board of Directors that the independent members of the Board of Directors meet at regularly scheduled executive sessions of the Board of Directors without management. An independent director serves as the presiding director over such executive sessions (the "Presiding Director"). The independent director serving as the Presiding Director rotates quarterly, based on alphabetical order by last name. In addition, the Company's directors are expected to attend annual meetings of stockholders, and all of the Company's directors who were serving as directors at the time of the 2013 annual meeting attended the 2013 annual meeting of stockholders.

  Corporate Governance Matters

        The Board of Directors adopted corporate governance guidelines in September 2009, which can be found on the Company's website at www.selectmedicalholdings.com. Under these guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee. A director is expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets the Company's requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the Company's directors may serve; however, the Board of Directors expects individual directors to use their judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director's continuation on the Board of Directors every three years.

  Communications with the Board of Directors

        If you would like to communicate with all of the Company's directors, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Board of Directors c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg,

Pennsylvania, 17055. The Company's Secretary will forward such communication to each of the members of the Board of Directors.

        If you would like to communicate with the independent members of the Board of Directors, including the Presiding Director, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Chairperson of the Nominating and Corporate Governance Committee c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania, 17055. The Company's Secretary will forward such communication to the independent members of the Board of Directors.

  Code of Conduct and Code of Ethics

        The Company is committed to ethical business practices. In 1998, Select Medical Corporation, the Company's wholly owned subsidiary ("Select"), voluntarily adopted a Code of Conduct. The Code of Conduct is reviewed and amended as necessary and is the basis for the Company's compliance program. The Code of Conduct provides guidelines for principles and regulatory rules that are applicable to the Company's patient care and business activities. These guidelines are implemented by a compliance officer, a compliance committee, and employee education and training. The Company has also established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the Code of Conduct's policies. This Code of Conduct applies to all of the Company's employees and directors. In September 2009, the Company adopted a Code of Ethics for Senior Financial Officers, which includes the code of ethics for the Company's principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Code of Conduct and Code of Ethics for Senior Financial Officers can be found on the Company's website at www.selectmedicalholdings.com. Any amendments to the Code of Conduct or Code of Ethics for Senior Financial Officers or waivers from the provisions of the Code of Conduct or the Code of Ethics for Senior Financial Officers for the Company's principal executive officer, principal financial officer and principal accounting officer will be disclosed on the Company's website promptly following the date of such amendment or waiver. Please note that none of the information on the Company's website is incorporated by reference in this Proxy Statement.

  Board Leadership

        The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. However, since its inception, the Company has had separate individuals serve in those positions. Since January 2014, the Company's Board of Directors has been led by Robert A. Ortenzio as Executive Chairman, and David S. Chernow has served as Chief Executive Officer. From 2005 until January 2014, the Company's Board of Directors was led by Rocco A. Ortenzio as Executive Chairman, and Robert A. Ortenzio served as the Company's Chief Executive Officer. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Executive Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company's day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. Further, the Board of Directors believes that having the Executive Chairman serve dual roles as chairman of the Board of Directors and as an executive officer of the Company promotes information flow between management and the Board of Directors, effective decision making and an alignment of corporate strategy. Moreover, the Board of Directors believes that its other structural features, including five independent directors and seven non-management directors on a board consisting of nine directors, regular meetings of independent directors in executive session and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company's management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

  Risk Oversight

        The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company's risks.

        While the Board of Directors is ultimately responsible for risk oversight, the Company's four board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Compliance Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company's policies for assessing and managing risk. The Compensation Committee assists the Board of Directors in oversight and management of risks related to the Company's compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in oversight and management of risk associated with board organization, membership and structure, succession planning for our directors and officers and corporate governance. The Quality of Care and Patient Safety Committee assists the Board of Directors in the oversight and management of risk associated with the Company's policies and procedures relating to the delivery of quality medical care to patients.

  Committees of the Board of Directors

        The Board of Directors currently has four standing committees. Charters for each of these committees can be found on the Company's website at www.selectmedicalholdings.com.

        Audit and Compliance Committee—The Audit and Compliance Committee is governed by a written charter adopted in February 2010. The primary responsibility of the Audit and Compliance Committee is to oversee the Company's financial reporting process and compliance program on behalf of the Board of Directors and to regularly report the results of its activities to the Board of Directors. The Audit and Compliance Committee assists the Board of Directors in the oversight of the integrity of the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the performance of the Company's internal audit function and independent auditors, the independent auditor's qualifications and independence, the annual independent audit of the Company's financial statements, the selection and performance of the Company's compliance officer, the effectiveness of the structure and operations of the Company's compliance program, the Company's compliance with each of the Company's Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors and the Company's compliance with applicable legal and regulatory requirements. In so doing, the Audit and Compliance Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and the Company's management. A detailed list of the Audit and Compliance Committee's functions is included in its charter. The Audit and Compliance Committee charter is annually reviewed and ratified by the Audit and Compliance Committee and the Board of Directors.

        The current members of the Audit and Compliance Committee are Messrs. Dalton, Ely and Swergold. The composition of the Audit and Compliance Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC. The financial literacy standards require that each member of the Audit and Compliance Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit and Compliance Committee must qualify as an "audit committee financial expert," as defined by the rules and regulations of the SEC, and have financial sophistication in accordance with the rules of the NYSE. The Board of Directors has determined that each of the Audit and Compliance Committee members qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. Also, each member of the Audit and Compliance Committee is independent, as independence for audit committee members is defined in the applicable NYSE listing standards. The Audit and Compliance Committee held six meetings during fiscal year 2013.

        Compensation Committee—The Compensation Committee is governed by a written charter adopted in September 2009 and amended as of May 1, 2013, which became effective as of the time the Company's common stock was first listed on the NYSE. The Compensation Committee has overall responsibility for evaluating and approving the Company's executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Compensation Committee is also responsible for preparing the Compensation Discussion and Analysis report for inclusion in the Company's annual proxy statement filed with the SEC. The Compensation Committee charter is annually reviewed and ratified by the Compensation Committee and the Board of Directors.

        The current members of the Compensation Committee are Messrs. Cressey and Swergold, both of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. The Compensation Committee held five meetings during fiscal year 2013.

        Nominating and Corporate Governance Committee—The Nominating and Corporate Governance Committee is governed by a written charter adopted in September 2009, which became effective as of the time the Company's common stock was first listed on the NYSE. The Nominating and Corporate Governance Committee is appointed to (i) identify individuals qualified to serve on the Board of Directors and board committees; (ii) recommend to the Board of Directors nominees for election to the Board of Directors at annual meetings of stockholders; (iii) recommend to the Board of Directors nominees to serve on each of the board committees; (iv) lead the Board of Directors in its annual review of the performance of the Board of Directors and management; (v) monitor the Company's corporate governance structure; and (vi) develop and recommend to the Board of Directors any proposed changes to the Company's corporate governance guidelines. The Nominating and Corporate Governance Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Nominating and Corporate Governance Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Nominating and Corporate Governance Committee may in its discretion deem appropriate, all director candidates, at a minimum, should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of the stockholders. In identifying candidates, the Nominating and Corporate Governance Committee will also take into account other factors it considers appropriate, which include ensuring a majority of directors satisfy the independence requirements of the NYSE, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who have the appropriate experience, expertise and perspective that will enhance the quality of the Board of Directors' deliberations and decisions. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Nominating and Corporate Governance Committee desires to maintain the Board of Directors' diversity through the consideration of factors such as education, skills and relevant professional experience. The Nominating and Corporate Governance Committee does not intend to nominate representational directors, but instead considers the entirety of each candidate's credentials in the context of these standards and the characteristics of the Board of Directors in its entirety. The Nominating and Corporate Governance Committee will conduct appropriate inquiries with respect to the backgrounds and qualifications of all director candidates. Once the Nominating and Corporate Governance Committee has completed its review of a candidate's qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee will make a determination whether to recommend the candidate for approval by the Board of Directors. If the Nominating and Corporate Governance Committee decides to recommend the director candidate for nomination by the Board of Directors and such recommendation is accepted by the Board of Directors, the form of proxy solicited by the Company will include the name of the director candidate. The Nominating and Corporate Governance Committee charter is annually reviewed and ratified by the Nominating and Corporate Governance Committee and the Board of Directors.

        The Nominating and Corporate Governance Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Secretary or Assistant Secretary no later than the date by which stockholder proposals for action must be submitted and should include the following information: (i) the name and address of the stockholder making the recommendations, (ii) a representation that the stockholder is a holder of record, which should include the number of shares presently held and how long the shares have been held, (iii) a description of any and all arrangements or understandings between the stockholder making the recommendation and the director candidate, and (iv) all information regarding the director candidate that is required to be included in a proxy solicitation for the election of directors.

        The current members of the Nominating and Corporate Governance Committee are Messrs. Dalton and Swergold, both of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. The Nominating and Corporate Governance Committee held two meetings during fiscal year 2013.

        Quality of Care and Patient Safety Committee—The Quality of Care and Patient Safety Committee is governed by a written charter adopted in May 2012. The Quality of Care and Patient Safety Committee is appointed to assist the Board of Directors in fulfilling its oversight responsibilities relating to the review of the Company's policies and procedures relating to the delivery of quality medical care to patients. The Quality of Care and Patient Safety Committee maintains communication between the Board of Directors and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of medical care provided and patient safety. The Quality of Care and Patient Safety Committee charter is annually reviewed and ratified by the Quality of Care and Patient Safety Committee and the Board of Directors.

        The current members of the Quality of Care and Patient Safety Committee are Messrs. Frist and Scully. The Quality of Care and Patient Safety Committee held four meetings during fiscal year 2013.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors is composed entirely of independent directors, and currently consists of Messrs. Cressey and Swergold. The Board of Directors has determined that Messrs. Cressey and Swergold are each independent under the NYSE listing standards currently in effect. The Compensation Committee administers the Company's executive and director compensation programs. The role of the Compensation Committee is to oversee the Company's compensation and benefit plans and policies, to administer the Company's equity plans (including reviewing and approving equity grants to officers and directors) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table (collectively, the "named executive officers" or the "NEOs"). The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders in order to align the Company's compensation structure with the Company's organizational objectives. The charter of the Compensation Committee authorizes the Compensation Committee to confer with management to the extent it deems necessary or appropriate to fulfill its responsibilities.

        The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers and directors, including the NEOs. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Compensation Committee are delineated in the charter of the Compensation Committee.

  Compensation Consultant

        The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Compensation Committee did not engage a compensation consultant during the 2013 or 2012 fiscal years. In fiscal year 2011, the Compensation Committee engaged McDaniel & Associates, Inc. to provide an analysis of the Company's executive officer and non-employee director compensation programs, as well as an analysis of the Company's equity compensation programs. This engagement is described below in the section titled "Committee Process; Compensation Consultant" in the Compensation Discussion and Analysis section of this Proxy Statement.

  Role of Executive Officers

        At the request of the Compensation Committee, in 2013, Robert Ortenzio then the Company's Chief Executive Officer participated in Compensation Committee meetings and recommend levels of compensation for the other NEOs. It is expected that in 2014, Robert Ortenzio, the Company's Executive Chairman and Co-Founder, and David Chernow, the Company's President and Chief Executive Officer, will participate in Compensation Committee meetings and recommend levels of compensation for the other NEOs. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. No other executive officers participate in determining or recommending the amount or form of executive compensation.

  Compensation Committee Interlocks and Insider Participation

        No current member of the Compensation Committee is or has been at any time one of the Company's officers or employees. None of the Company's executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

  Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and based on the Compensation Committee's review and discussion with management, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

        Members of the Compensation Committee:

                      Bryan C. Cressey
                      Leopold Swergold

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Company's Executive Compensation Policy

        Introduction.    This Compensation Discussion and Analysis ("CD&A") provides an overview of the Company's executive compensation program, together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2013 to the Company's Executive Chairman, Chief Executive Officer, Executive Advisor to the Chief Executive Officer, President, and Executive Vice President and Chief Financial Officer, as presented in the tables which follow this CD&A. This CD&A contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company's compensation program and should not be understood to be statements of management's expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

        Compensation Philosophy.    The Company's compensation philosophy for NEOs is designed with the primary goals of rewarding the contributions of NEOs to the Company's financial performance and providing overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company's financial performance. The Company generally seeks to achieve its goals with respect to the NEOs' compensation by implementing and maintaining incentive plans for such executive officers that tie a substantial portion of each NEO's overall compensation to pre-determined financial goals relating to the Company's return on equity and earnings per share. The Compensation Committee also grants the NEOs restricted stock awards from time to time which, subject to limited exceptions, require the NEO's continued employment for a minimum of three years prior to vesting.

        Committee Process; Compensation Consultant.    The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2013, the Compensation Committee met five times. The Compensation Committee's meeting agenda is normally established by the Company's Chief Executive Officer in consultation with the chairman and members of the Compensation Committee. Members of the Compensation Committee receive the agenda and related materials in advance of each meeting. Depending on the meeting's agenda, such materials may include financial reports regarding the Company's performance, reports on achievement of individual and Company objectives and information regarding the Company's compensation programs.

        The Compensation Committee periodically reviews overall compensation levels to ensure that performance-based compensation represents a sufficient portion of total compensation to promote and reward executive officers' contributions to the Company's performance. Both members of the Compensation Committee have extensive experience in the healthcare industry, including a focus on structuring appropriate executive compensation for healthcare companies. In setting the compensation for the NEOs, the Compensation Committee members draw on their collective experience in the healthcare industry and knowledge of investors' goals and do not engage in benchmarking.

        The Compensation Committee did not engage a compensation consultant during the 2013 fiscal year. However, the Compensation Committee did engage a compensation consultant, McDaniel & Associates, Inc. ("McDaniel"), during fiscal year 2011 to provide information about executive officer and non-employee director compensation for comparable companies within the Company's industry. In preparing this information, McDaniel reviewed compensation information from the Towers/Watson Healthcare Management Compensation Survey (for those organizations in the healthcare sector with annual revenue ranging between $1 billion and $5 billion—median annual revenue for the surveyed companies was $2.8 billion) and the Integrated Healthcare Strategies Executive Compensation Report (for healthcare companies with revenues ranging between $1 billion and $3 billion—median revenues for the surveyed companies was $1.9 billion). McDaniel also reviewed publicly available compensation information from 17 companies in the healthcare facilities and services business with revenues ranging between $900 million and $5 billion (median revenue was $1.9 billion) and market capitalization ranging between $615 million and $3.6 billion (median market capitalization was $1.8 billion). These 17 companies include:

Amedisys, Inc.	Emeritus Corp.	Mednax, Inc.
Brookdale Senior Living, Inc.	Gentiva Health Services, Inc.	Rehabcare Group
Catalyst Health Solutions, Inc.	Health Management Associates, Inc.	Res-Care, Inc.
Chemed Corp.	Healthsouth Corp.	Sunrise Senior Living, Inc.
Community Health Systems, Inc.	Lifepoint Hospitals, Inc.	Team Health Holdings, Inc.
Emergency Medical Services Corp.	Lincare Holdings, Inc.

        The information prepared by McDaniel revealed that our executive officers (including executives who are not NEOs) received base salary and target bonus opportunities in the aggregate at or near the median of the companies reviewed. In addition, our executive officers were eligible for maximum bonus opportunities in the aggregate that were above the median of the companies reviewed and received equity compensation in the aggregate below the median of the companies reviewed. As described in our Proxy Statement filed on March 15, 2013, the Compensation Committee considered the information prepared by McDaniel in making certain decisions relating to NEO compensation for the 2012 fiscal year. In making such decision, the Compensation Committee did not engage in any benchmarking or otherwise attempt to set compensation levels within a specific range of any of the companies identified by McDaniel. Instead, the decisions were made by the Compensation Committee using its collective experience in the healthcare industry. The Compensation Committee did not base decisions for fiscal year 2013 NEO compensation on the McDaniel report.

        Role of Executive Officers.    At the request of the Compensation Committee, in 2013, Robert Ortenzio then the Company's Chief Executive Officer participated in Compensation Committee meetings and recommend levels of compensation for the other NEOs. It is expected that in 2014, Robert Ortenzio, the Company's Executive Chairman and Co-Founder, and David Chernow, the Company's President and Chief Executive Officer, will participate in Compensation Committee meetings and recommend levels of compensation for the other NEOs. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. No other executive officers participate in determining or recommending the amount or form of executive compensation.

  Risk Assessment.

        The Compensation Committee meets periodically each fiscal year to review the Company's executive compensation policies and programs to ensure that they are appropriate. The Compensation Committee also determines each year whether incentive compensation will be awarded to the Company's non-executive employees. After considering the various forms of compensation paid to the Company's employees, the Compensation Committee has concluded that the Company's compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the following factors:

  •
  A majority of the Company's employees do not receive any performance-based compensation;

  •
  A significant portion of the compensation paid to the Company's employees who are eligible to receive performance-based compensation consists of base salary, which is not dependent upon the Company's performance;

  •
  The Company's bonus program for executive officers includes safeguards that reduce the incentive to engage in risky behavior. For example, the Company's Amended and Restated Executive Bonus Plan limits the amount of bonus compensation that participants may receive (regardless of how well the Company performs) and provides the Compensation Committee with the discretion to reduce the bonus awards otherwise payable to participants thereunder; and

  •
  The Company's executive officers currently own, and historically have owned, a significant percentage of the outstanding common stock of the Company. Such ownership interest reduces the incentive for the Company's executive officers to engage in actions designed to achieve only short-term results.

  Consideration of Stockholder Advisory Vote on Executive Compensation

        In determining and approving the compensation of our NEOs, the Compensation Committee monitors the results of the Company's annual advisory vote on executive compensation. The Company's stockholders overwhelmingly approved our executive compensation program at our last annual meeting (123,299,746 votes for approval, 2,082,237 votes against, 106,858 abstentions and 6,165,468 broker non-votes). Although this vote is non-binding, the Compensation Committee viewed this unequivocal endorsement of our executive compensation decisions and policies as an additional factor supporting the Compensation Committee's conclusion that our existing approach to executive compensation has been successful for the Company.

Elements of Compensation

        Executive compensation for any Company fiscal year generally consists of a combination of the following elements, each of which is discussed in further detail in the sections that follow:

  •
  Base Salary;

  •
  Annual Performance-Based Bonuses;

  •
  Equity Compensation;

  •
  Perquisites and Personal Benefits; and

  •
  General Benefits.

        In addition to the compensation components listed above, each of the NEOs is party to either an employment agreement or a change in control agreement with Select that provides for post-employment severance payments and benefits in the event of employment termination under certain circumstances.

        In determining the different elements of compensation to provide to the NEOs in any given year, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of NEO compensation for any given year in a manner designed to further its goals of rewarding strong financial performance, providing overall compensation opportunities that are sufficient to attract and retain highly skilled NEOs and ensuring that our NEO's interests are aligned with those of our stockholders. This may result in the NEOs receiving all cash compensation in some years (through base salary and annual performance-based bonuses) and a combination of cash and equity compensation in other years (through base salary, annual performance-based bonuses and long-term equity awards).

Base Salary

        Base salaries are provided to the NEOs to compensate them for services rendered during the year. Consistent with the Company's philosophy of placing increasing emphasis on performance-based compensation, the Compensation Committee sets the base salaries for the NEOs at levels which it believes are competitive for the healthcare industry when combined with the Company's incentive programs. The Compensation Committee periodically reviews base salaries for the NEOs. There were no increases to the annual base salary of any NEO during the 2013 fiscal year. However, in connection with Ms. Rice's transition to her new position as the Executive Advisor to the Chief Executive Officer, effective July 1, 2013, her base salary was adjusted to $500,000 to reflect her new role with the Company.

2013 Named Executive Officer Annual Performance-Based Bonuses

        Annual bonuses are included as part of the executive compensation program because the Compensation Committee believes that a significant portion of each NEO's compensation should be contingent on the Company's financial performance. Accordingly, the Company has historically maintained a bonus plan under which NEOs are eligible to receive annual bonuses based upon the achievement of specific performance measures.

        For the 2013 fiscal year, each of the NEOs participated in the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan (the "Amended and Restated Executive Bonus Plan"), which was approved by the Company's stockholders at the 2013 Annual Meeting. The Amended and Restated Executive Bonus Plan was implemented to provide the Compensation Committee with the discretion to grant bonus compensation to the Company's NEOs that can qualify as "performance-based compensation" under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Compensation that qualifies as "performance-based compensation" is not subject to the $1 million cap on deductibility imposed by Section 162(m). The Compensation Committee retains the sole discretion to administer its annual bonus program in a manner that will allow bonuses to qualify as "performance-based compensation," and may choose to administer such program in a manner that does not allow bonuses to so qualify if it determines that doing so is appropriate. The Compensation Committee also retains discretion to grant bonus compensation to the NEOs and other employees of the Company outside of the Amended and Restated Executive Bonus Plan.

        Under the terms of the Amended and Restated Executive Bonus Plan, eligible employees, including the NEOs, may earn bonus compensation based on the achievement of pre-determined performance goals, such as earnings per share, return on equity, return on assets, sales, stock price and operating income. In connection with establishing the performance goals for each performance period, the Compensation Committee will determine the amount of bonus compensation that may be paid to participants upon the achievement of the relevant performance goals. The amount of any compensation paid under the terms of the Amended and Restated Executive Bonus Plan to a participant for any single fiscal year is limited to $4 million with respect to compensation that is intended to qualify as "performance-based compensation" under Section 162(m). In addition, the Compensation Committee may decrease each participant's bonus award under the Amended and Restated Executive Bonus Plan in its sole discretion. In the event that a participant earns a bonus under the Amended and Restated Executive Bonus Plan, such bonus will be paid either in cash or in shares of restricted stock under the Company's equity compensation plans.

        Consistent with prior years, NEO bonuses for the 2013 fiscal year were based on the Company's achievement of specified levels of earnings per share and return on equity. The Compensation Committee selected earnings per share and return on equity as the performance measures for 2013 bonuses because the Compensation Committee believes that each of these metrics is directly related to the creation of stockholder value. For 2013, the Compensation Committee established target and maximum earnings per share levels of $0.883 and $0.971, respectively, and established target and maximum return on equity levels of 14.9% and 15.65%, respectively.

        At its October 2012 meeting, the Compensation Committee established a performance matrix to calculate NEO bonuses for the 2013 fiscal year. Due to certain regulatory changes that were announced after the performance matrix was established and that were beyond the control of the NEOs, including (i) a 2% reduction in Medicare payments that was implemented as part of the automatic reduction in federal spending mandated under the Budget Control Act of 2011, and (ii) an increase from 25% to 50% in the multiple procedure payment reduction for therapy services as mandated by the American Taxpayer Relief Act of 2012, the Compensation Committee determined that it was advisable to modify the performance matrix to account for such regulatory changes. This modification resulted in reduced earnings per share and return on equity targets. The Compensation Committee believed that it would be unfair to the NEOs to use the original 2013 performance matrix due to the negative impact that such regulatory changes would have on the Company's financial results, including on net operating revenue and income from operations. The 2013 performance matrix ultimately used to calculate 2013 NEO bonuses is set forth below:

	Return on Equity
Earnings Per Share	14.60%	14.75%	14.9%	15.05%	15.20%	15.35%	15.50%	15.65%
$.857	50%	60%	70%	80%	90%	100%	110%	120%
$.865	60%	70%	80%	90%	100%	110%	120%	130%
$.874	70%	80%	90%	100%	110%	120%	130%	140%
$.883	80%	90%	100%	110%	120%	130%	140%	150%
$.892	90%	100%	110%	120%	130%	140%	150%	160%
$.901	100%	110%	120%	130%	140%	150%	160%	170%
$.909	110%	120%	130%	140%	150%	160%	170%	180%
$.918	120%	130%	140%	150%	160%	170%	180%	190%
$.927	130%	140%	150%	160%	170%	180%	190%	200%
$.936	140%	150%	160%	170%	180%	190%	200%	210%
$.945	150%	160%	170%	180%	190%	200%	210%	220%
$.954	160%	170%	180%	190%	200%	210%	220%	230%
$.962	170%	180%	190%	200%	210%	220%	230%	240%
$.971	180%	190%	200%	210%	220%	230%	240%	250%

        Pursuant to this performance matrix, if both threshold earnings per share ($0.857) and threshold return on equity (14.60%) were not achieved, then no NEO would receive a bonus for the 2013 fiscal year. If, however, the threshold level of performance was achieved for both earnings per share and return on equity, then the NEOs would receive a bonus equal to the percentage of their target bonus that corresponds with the Company's actual earnings per share and return on equity, as set forth on the performance matrix. For example, if earnings per share was $0.892 and return on equity was 15.05%, then each NEO would receive a bonus equal to 120% of his or her target bonus.

        For 2013, the target and maximum bonus opportunities for each of the NEOs is set forth in the table below (expressed as a percentage of the NEOs' rate of base salary in effect on January 1, 2013).

Named Executive Officer	Target Bonus	Maximum Bonus
Robert A. Ortenzio	100%	250.0%
Rocco A. Ortenzio	80%	200.0%
Patricia A. Rice	80%	200.0%
David S. Chernow	80%	200.0%
Martin F. Jackson	80%	200.0%

        In determining the level of the Company's performance for purposes of awarding 2013 bonuses to the NEOs, the Compensation Committee, as required by the terms of the Amended and Restated Executive Bonus Plan, calculated the Company's return on equity and earnings per share. Accordingly, for 2013 after adjusting to exclude the loss related to the early retirement of debt, the Company achieved earnings per share of $0.90 and the Company's return on equity was 15.8%. Based on such performance, Messrs. Rocco A. Ortenzio and Robert A. Ortenzio, Ms. Rice and Messrs. Chernow and Jackson received bonuses of $1,216,000, $1,592,000, $576,000, $947,200 and $768,000, respectively, as set forth in the "non-equity incentive plan compensation" column of the Summary Compensation Table. In connection with Ms. Rice's transition to her new position as the Executive Advisor to the Chief Executive Officer, effective July 1, 2013, Ms. Rice ceased to participate in the Amended and Restated Executive Bonus Plan and Ms. Rice's bonus amount was calculated based solely on her base salary from January 1, 2013 through June 30, 2013. In addition, pursuant to the authority granted to it under the Amended and Restated Executive Bonus Plan, the Compensation Committee paid Mr. Robert A. Ortenzio's 2013 annual bonus in the form of a restricted stock award granted under our equity plan. The Compensation Committee believes that payment of Mr. Robert A. Ortenzio's bonus in the form of restricted stock is consistent with the

Company's goal of aligning his interests with those of our stockholders. Such award was granted on February 19, 2014 and will become vested in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Robert A. Ortenzio's employment on the vesting date and subject to accelerated vesting upon a change in control. The number of shares subject to such award was calculated by dividing Mr. Robert A. Ortenzio's earned bonus ($1,592,000) by the closing price of our common stock on the grant date, February 19, 2014 ($11.16), which resulted in 142,652 shares.

Equity Compensation

        2013 Annual Awards.    At the 2011 Annual Meeting, the Company's stockholders approved the Select Medical Holdings Corporation 2011 Equity Incentive Plan (the "2011 Equity Plan"), which the Company currently maintains. The 2011 Equity Plan was established to provide certain employees of the Company and its subsidiaries (including the NEOs) with incentives to help align those employees' interests with the interests of the Company's stockholders. Awards under the 2011 Equity Plan may be in the form of restricted stock, non-qualified stock options and incentive stock options.

        The Company previously maintained the Select Medical Holdings Corporation 2005 Equity Inventive Plan, as amended (the "2005 Equity Plan"). Other than the initial hire grant of restricted stock awarded to Mr. Chernow (as described below), all awards granted under the 2005 Equity Plan to the NEOs became fully vested on or before February 24, 2010. In addition, as described below on the Outstanding Equity Awards at Fiscal Year End table, as of the date of this Proxy Statement, Mr. Chernow holds certain unvested stock option awards granted under the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (the "2005 Director Plan") in respect of his service as a member of the Board of Directors. Following the approval of the 2011 Equity Plan, the Company terminated the 2005 Equity Plan with respect to the grant of new awards.

        On October 30, 2013, the Compensation Committee awarded four of the NEOs restricted shares of common stock under the 2011 Equity Plan. The number of restricted shares awarded to such NEOs is set forth in the table below. Such shares will vest in full on October 30, 2016, subject to the NEO's continued employment on such date. Pro-rata vesting is provided in the event that a NEO's employment is terminated prior to October 30, 2016 due to death, disability or following a change in control.

Name of Executive	Shares of Restricted Stock Granted
Robert A. Ortenzio	100,000
Rocco A. Ortenzio	50,000
Patricia A. Rice	25,000
Martin F. Jackson	40,000

        In making such restricted stock grants, the Compensation Committee considered that the annual long-term equity award opportunities for Messrs. Rocco A. Ortenzio, Robert A. Ortenzio and Jackson and Ms. Rice were well below the annual long-term equity award opportunities for their counterparts at comparable companies. Based on the foregoing, the Compensation Committee concluded that restricted stock awards for such NEOs were necessary to ensure that they are adequately incentivized and that their long-term interests are properly aligned with those of our stockholders. The Compensation Committee determined that Mr. Chernow's 2010 restricted stock grant made at the time of his initial hire provided a sufficient level of incentive and adequately aligned his long-term interests with those of our stockholders. Accordingly, Mr. Chernow did not receive a 2013 restricted stock grant.

        2013 Dividends.    On each of May 30, 2013, August 30, 2013 and November 22, 2013, the Company paid a quarterly cash dividend of $0.10 on each outstanding share of Common Stock. Pursuant to the terms of the 2005 Equity Plan, such dividend was paid to each holder of unvested shares of restricted stock with respect to such shares. In addition, the 2011 Equity Plan was interpreted by the Compensation Committee to treat the payment of dividends on unvested shares of restricted stock in the same manner as under the 2005

Equity Plan. Accordingly, the NEOs received the following cash dividends on their unvested shares of restricted stock (in addition to any dividends received on other shares of common stock):

Name of Executive	Dividends Paid on Unvested Shares of Restricted Stock ($)
Robert A. Ortenzio	70,000
Rocco A. Ortenzio	35,000
Patricia A. Rice	29,500
David S. Chernow	275,000
Martin F. Jackson	25,000

        In accordance with the terms of the 2005 Equity Plan and the 2011 Equity Plan, the cash dividends so received are not subject to any vesting or forfeiture requirements.

Perquisites and Other Personal Benefits

        The Company provides NEOs with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with the Company's overall compensation program to better enable the Company to attract and retain highly skilled NEOs. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

        Use of Company Aircraft.    The primary perquisite and personal benefit the NEOs are currently provided is the personal use of the Company's aircraft at the Company's expense. In recognition of their contributions to the Company in 2013, Messrs. Rocco A. Ortenzio and Robert A. Ortenzio and Ms. Rice were entitled to use the Company's aircraft for personal reasons and could be accompanied by friends and family members. Messrs. Rocco A. Ortenzio and Robert A. Ortenzio and Ms. Rice must recognize taxable compensation for the value of the personal use of the Company's aircraft by themselves and their friends and family members. In 2013, Mr. Chernow and Mr. Jackson could use the Company's aircraft in connection with a personal emergency or bereavement matter with the prior approval of Messrs. Rocco A. Ortenzio or Robert A. Ortenzio.

        Physical Examination.    The Company offers full reimbursement for the costs associated with an annual comprehensive physical exam for the NEOs, including travel and accommodations, so that a NEO who makes use of the Company's physical exam benefit can be evaluated and receive diagnostic and preventive medical care.

        Taxes.    As described below under the heading "Potential Payments Upon Termination or Change in Control," each NEO is entitled to a tax gross-up payment in the event that any change in control payments which they are entitled to receive constitute "excess parachute payments" within the meaning of Section 280G of the Code. The Company believes that this benefit is appropriate to ensure that, in the event of a change in control, the NEOs are focused on maximizing stockholder value.

        Attributed costs of the perquisites and personal benefits described above for the NEOs for the fiscal year ended December 31, 2013, are included in the "Summary Compensation Table," below.

General Benefits

        The NEOs are also eligible to participate in the Company's group health and dental plans, including short term and long term disability, life insurance (at an amount equal to 100% of base salary), and the Company's 401(k) plan on the same terms and conditions as those plans are available to the Company's employees generally.

Employment Agreements

        It is the Company's general philosophy that all of the Company's employees should be "at will" employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements and change in control agreements are appropriate.

        Messrs. Rocco A. Ortenzio and Robert A. Ortenzio and Ms. Rice each entered into an employment agreement with Select on March 1, 2000. Each of these employment agreements provides for a three-year term which is automatically extended for an additional year on each anniversary of the effective date of the employment agreement, thereby causing the agreements to have a three-year term as of each anniversary of the effective date. Either Select or the executive may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. These employment agreements also prohibit the executives from (i) participating in any business that competes with Select or any of its affiliates within a 25 mile radius of any of Select's or its affiliates' hospitals or outpatient rehabilitation clinics during employment and for two years thereafter, and (ii) soliciting any of Select's employees for one year after the termination of his or her employment.

        Mr. Chernow entered into an employment agreement with Select on September 13, 2010. Mr. Chernow's employment agreement provides for a three-year term which is automatically extended for successive one-year periods beginning on the third anniversary of the effective date of the employment agreement. Either Select or Mr. Chernow may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. Mr. Chernow's employment agreement also prohibits him from, during employment and for the two-year period thereafter, (i) participating in any business that competes with Select or any of its affiliates within a 50 mile radius of any of Select's or its affiliates' facilities or the facilities of any customer in which or to whom Mr. Chernow provided services during the twelve-month period prior to his termination, and (ii) soliciting any of Select's or its affiliates' employees, clients or customers.

        The employment agreements for Messrs. Rocco A. Ortenzio, Robert A. Ortenzio and Chernow and Ms. Rice also provide for certain severance benefits in the event of a termination of employment, as described below under the section titled "Potential Payments upon Termination or Change in Control."

        Mr. Jackson is an employee-at-will, and accordingly, elements of his annual compensation are subject to review and adjustment by the Compensation Committee. However, Mr. Jackson is a party to a change in control agreement with Select that provides for severance upon his termination of employment in connection with a change in control, as described below in the section titled "Potential Payments upon Termination or Change in Control."

        The terms of each of these agreements, including the severance benefits that may be payable under these agreements, are described below more fully in the section titled "Potential Payments upon Termination or Change in Control."

Robert A. Ortenzio

        Select and Mr. Robert A. Ortenzio, the Company's co-founder, are parties to an employment agreement, dated as of March 1, 2000, as subsequently amended. Pursuant to the terms of his employment agreement, Mr. Robert A. Ortenzio's annual base salary was initially set at $800,000, subject to adjustment by the Company. Mr. Robert A. Ortenzio's annual base salary was subsequently adjusted upward by the Company on multiple occasions and was last adjusted to $995,000 effective January 1, 2012. Mr. Robert A. Ortenzio is also eligible for bonus compensation under his employment agreement. However, the Amended and Restated Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Robert A. Ortenzio.

Rocco A. Ortenzio

        Select and Mr. Rocco A. Ortenzio, the Company's co-founder, are parties to an employment agreement, dated as of March 1, 2000, as subsequently amended. Pursuant to the terms of his employment agreement,

Mr. Rocco A. Ortenzio's annual base salary was initially set at $800,000, subject to adjustment by the Company. Mr. Rocco A. Ortenzio's annual base salary was subsequently adjusted upward by the Company on multiple occasions and was last adjusted to $950,000 effective January 1, 2012. Mr. Rocco A. Ortenzio is also eligible for bonus compensation under his employment agreement. However, the Amended and Restated Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Rocco A. Ortenzio.

Patricia A. Rice

        Select and Ms. Rice are parties to an employment agreement, effective as of March 1, 2000, as subsequently amended. Pursuant to the terms of her employment agreement, Ms. Rice served as the Company's President and Chief Operating Officer until December 31, 2011, at which time she relinquished her title as Chief Operating Officer of the Company. On July 1, 2013, Ms. Rice relinquished her title as the Company's President and, pursuant to an amendment to her employment agreement, was appointed as Executive Advisor to the Chief Executive Officer until December 31, 2013. As of January 1, 2014, Ms. Rice was no longer an executive officer of the Company, and her title was changed to Executive Advisor. Ms. Rice was initially entitled to an annual base salary of $500,000 under the terms of her employment agreement, subject to adjustment by the Company. Ms. Rice's annual base salary was subsequently adjusted upward by the Company on multiple occasions eventually up to $900,000 effective January 1, 2012. On July 1, 2013, pursuant to an amendment to her employment agreement, Ms. Rice's annual base salary was reduced to $500,000 to reflect Mrs. Rice's new role as the Executive Advisor to the Chief Executive Officer. Ms. Rice is also eligible for bonus compensation under her employment agreement. However, the Amended and Restated Executive Bonus Plan, described in the CD&A section above, was the primary mechanism for determining bonus compensation from the Company for Ms. Rice during fiscal year 2013. Pursuant to an amendment to her employment agreement, Ms. Rice may use her office in Mechanicsburg, Pennsylvania and/or her home offices in Nicholasville or Lexington, Kentucky and St. Petersburg, Florida in carrying out her duties to the Company.

David S. Chernow

        Select and Mr. Chernow entered into an employment agreement on September 13, 2010 in connection with his acceptance of the Company's offer of employment. Pursuant to the terms of his employment agreement, Mr. Chernow's annual base salary was initially set at $640,000, subject to adjustment by the Company. Mr. Chernow's base salary was last adjusted by the Company to $740,000 effective January 1, 2012. Mr. Chernow is also eligible to receive bonus compensation, annual or otherwise, in an amount to be determined by the Board of Directors in its sole discretion. However, the Executive Bonus Plan, described in the CD&A section above, is the primary mechanism for determining bonus compensation from the Company for Mr. Chernow.

Tax and Accounting Considerations

        The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to the chief executive officer or any one of the next three most highly compensated officers (other than the chief financial officer) reported in the "Summary Compensation Table" below. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and may structure compensation such that it is deductible if it determines that doing so is appropriate and consistent with the Company's executive compensation program. However, while the Compensation Committee is cognizant of the applicable requirements for qualified performance- based compensation, it may exercise its discretion to award compensation that does not meet such requirements when it considers it appropriate to do so.

        When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company's financial results. In particular, the Compensation Committee considers the potential impact, on current and future financial results, of all equity compensation that it approves.

Summary Compensation Table

        This Summary Compensation Table summarizes the total compensation earned by each NEO for each of the 2013, 2012 and 2011 fiscal years.

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total ($)
Robert A. Ortenzio	2013	995,000	850,000	1,592,000	(5)	120,860	3,557,860
Chief Executive Officer	2012	995,000	1,075,000	2,487,500		338,837	4,896,337
	2011	848,720	857,000	1,697,440		38,089	3,441,249
Rocco A. Ortenzio	2013	950,000	425,000	1,216,000		110,916	2,701,916
Executive Chairman	2012	950,000	537,500	1,900,000		244,876	3,632,376
	2011	848,720	428,500	1,697,440		78,895	3,053,555
Patricia A. Rice	2013	715,385	212,500	576,000		206,160	1,710,045
Executive Advisor to the Chief	2012	900,000	483,750	1,800,000		385,490	3,569,240
Executive Officer	2011	800,000	385,650	1,600,000		288,906	3,074,556
David S. Chernow	2013	740,000	—	947,200		284,776	1,971,976
President	2012	740,000	—	1,480,000		1,503,750	3,723,750
	2011	640,000	—	1,040,000		24,407	1,704,407
Martin F. Jackson	2013	600,000	340,000	768,000		35,917	1,743,917
Executive Vice President and	2012	600,000	376,250	1,200,000		108,750	2,285,000
Chief Financial Officer	2011	480,000	299,950	600,000		3,675	1,383,625

(1)
Principal positions as of December 31, 2013. Effective January 1, 2014, Mr. Robert A. Ortenzio has been appointed to serve as the Company's Executive Chairman and Co-Founder, Mr. Rocco A. Ortenzio has been appointed to serve as the Company's Vice Chairman and Co-Founder, and Mr. Chernow has been appointed to serve as the Company's President and Chief Executive Officer. On February 19, 2014, the Compensation Committee resolved to award Mr. Robert Ortenzio 50,000 shares of restricted stock, which will vest in equal annual installments over three years and will be fully vested on February 19, 2017, in connection with his promotion to Executive Chairman. Because such award was granted in 2014 and does not relate to 2013 compensation, it is not reported in this or any of the other tables that follow.

(2)
The dollar amounts reported in this column represent the grant date fair value calculated according to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718") of restricted stock awards granted in the applicable fiscal year. See Note 8 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718.

(3)
The amounts reported in this column for 2013 represent the bonuses earned by each NEO in respect of the 2013 fiscal year, as described above in the section titled "2013 Named Executive Officer Annual Performance-Based Bonuses." The amounts reported in this column for 2012 represent the bonuses earned by each NEO in respect of the 2012 fiscal year, and the amounts reported in this column for 2011 represent the bonuses earned by each NEO in respect of the 2011 fiscal year.

(4)
The items reported in this column for 2013 are described in the "All Other Compensation" table below.

(5)
On February 19, 2014, the Compensation Committee resolved to pay Mr. Robert A. Ortenzio's bonus for 2013 in shares of restricted stock based on a closing stock price of $11.16 on such date. Mr. Robert A. Ortenzio was granted 142,652 shares of restricted stock, which will vest in equal annual installments over three years and will be fully vested on February 19, 2017, subject to his continued employment on the vesting date and subject to accelerated vesting upon a change in control.

All Other Compensation

Named Executive Officer	Year	401(k) Matching Contributions ($)	Personal Use of Aircraft ($)	Executive Physical ($)	Dividends Paid on Unvested Shares of Restricted Stock ($)	Total ($)
Robert A. Ortenzio	2013	3,825	40,898	6,137	70,000	120,860
Rocco A. Ortenzio	2013	—	75,916	—	35,000	110,916
Patricia A. Rice	2013	3,825	166,003	6,832	29,500	206,160
David S. Chernow	2013	3,825	—	5,951	275,000	284,776
Martin F. Jackson	2013	3,825	1,534	5,558	25,000	35,917

Grants of Plan-Based Awards

							All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)
Robert A. Ortenzio	—	—	995,000	(4)	2,487,500	(4)		—
	10/30/2013	—	—		—		100,000	850,000
Rocco A. Ortenzio	—	—	760,000		1,900,000		—	—
	10/30/2013	—	—		—		50,000	425,000
Patricia A. Rice	—	—	360,000	(5)	900,000	(5)	—	—
	10/30/2013	—	—		—		25,000	212,500
David S. Chernow	—	—	592,000		1,480,000		—	—
Martin F. Jackson	—	—	480,000		1,200,000		—	—
	10/30/2013	—	—		—		40,000	340,000

(1)
Amounts reported in these columns represent the target and maximum bonus opportunities for the NEOs with respect to the 2013 fiscal year. The actual bonuses earned by the NEOs in respect of the 2013 fiscal year are described above in the Section titled "2013 Named Executive Officer Performance-Based Bonuses."

(2)
The amounts reported in this column represent the restricted stock awards granted to the NEOs under the 2011 Equity Plan on October 30, 2013, as described above in the Section titled "Equity Compensation."

(3)
The amounts reported in this column represent the grant date value of the restricted stock awards granted to the NEOs under the 2011 Equity Plan on October 30, 2013, which equals the number of shares granted to the NEO, multiplied by the closing price of our common stock on the date of grant ($8.50).

(4)
On February 19, 2014, the Compensation Committee resolved to pay Mr. Robert A. Ortenzio's bonus for 2013 in shares of restricted stock based on a closing stock price of $11.16 on such date. Mr. Robert A. Ortenzio was granted 142,652 shares of restricted stock, which will vest in equal annual installments over three years and will be fully vested on February 19, 2017, subject to his continued employment on the vesting date and subject to accelerated vesting upon a change in control.

(5)
In connection with Ms. Rice's transition to her new position as the Executive Advisor to the Chief Executive Officer, effective July 1, 2013, Ms. Rice ceased to participate in the Amended and Restated Executive Bonus Plan and Ms. Rice's target and maximum bonus amounts are based solely on her base salary from January 1, 2013 through June 30, 2013 (since she was not eligible to accrue a bonus under such plan after such date).

Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Robert A. Ortenzio	10/30/2013	—	—		—	—	100,000	(3)	1,161,000
	10/30/2012	—	—		—	—	100,000	(4)	1,161,000
	12/15/2011	—	—		—	—	100,000	(5)	1,161,000
Rocco A. Ortenzio	10/30/2013	—	—		—	—	50,000	(3)	580,500
	10/30/2012	—	—		—	—	50,000	(4)	580,500
	12/15/2011	—	—		—	—	50,000	(5)	580,500
Patricia A. Rice	10/30/2013	—	—		—	—	25,000	(3)	290,250
	10/30/2012	—	—		—	—	45,000	(4)	522,450
	12/15/2011	—	—		—	—	45,000	(5)	522,450
Martin F. Jackson	10/30/2013	—	—		—	—	40,000	(3)	464,400
	10/30/2012	—	—		—	—	35,000	(4)	406,350
	12/15/2011	—	—		—	—	35,000	(5)	406,350
David S. Chernow	9/13/2010	—	—		—	—	750,000	(6)	8,707,500
	8/12/2009	2,400	600	(8)	10.00	8/11/2019	—		—
	8/20/2008	3,000	—		10.00	8/19/2018	—		—

(1)
All option awards were granted to Mr. Chernow under the 2005 Directors Plan.

(2)
All stock awards were granted to Mr. Chernow under the 2005 Equity Plan. All other stock awards were granted under the 2011 Equity Plan.

(3)
Subject to the respective executive officer's continued employment on the vesting date, these shares of restricted stock will vest on October 30, 2016. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(4)
Subject to the respective executive officer's continued employment on the vesting date, these shares of restricted stock will vest on October 30, 2015. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(5)
Subject to the respective executive officer's continued employment on the vesting date, these shares of restricted stock will vest on December 15, 2014. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(6)
Subject to Mr. Chernow's employment on the applicable vesting date, 250,000 of these shares of restricted stock will vest on each of September 13, 2014, September 13, 2015 and September 13, 2016. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

(7)
Represents the value of unvested shares of restricted stock as of December 31, 2013, based on the closing market price of our common stock on that date ($11.61 per share).

(8)
Subject to Mr. Chernow's continued service on the applicable vesting date, these options will vest and become exercisable on August 12, 2014. In addition, these options are subject to accelerated vesting in certain events, as described below in the section titled "Potential Payments upon Termination or Change in Control."

Option Exercises and Stock Vested

Option Exercises and Stock Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Rocco A. Ortenzio	—	—	—	—
Robert A. Ortenzio	—	—	—	—
Patricia A. Rice	—	—	—	—
David S. Chernow	—	—	250,000	2,060,000
Martin F. Jackson	—	—	—	—

(1)
This column represents the product of (x) the number of vested shares, multiplied by (y) the fair market value of one share on the vesting date.

Potential Payments upon Termination or Change in Control

        Each of our NEOs may be entitled to certain payments upon termination of employment or a change in control, as described below.

Termination of Employment Not in Connection with a Change in Control

        Pursuant to the employment agreements between Select and Messrs. Robert A. Ortenzio and Rocco A. Ortenzio and Ms. Rice, upon a termination of employment by Select without cause (other than due to death or disability) or by the executive officer for good reason, and except with respect to certain terminations in connection with a change in control (as described below), each such NEO is entitled to receive (i) immediate vesting of any unvested stock options outstanding prior to such termination of employment, (ii) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year) and (iii) an amount equal to the base salary he or she would have received over the remainder of the employment term had no such termination occurred, with such amount to be paid in installments for the remainder of the term of the executive's employment agreement, beginning on the six-month anniversary of such termination of employment. As a condition to receiving such payments, each such executive must execute a release of claims.

        Pursuant to the employment agreement between Select and Mr. Chernow, upon his termination by Select without cause (other than by reason of death or disability or in connection with a change in control), Mr. Chernow is entitled to receive twelve months of continued base salary, with such payments to begin on the Company's first payroll date of the seventh month following the date of such termination (provided that such first payment will include an amount equal to Mr. Chernow's base salary for the period from the date of such termination to the first regular payroll date of the seventh month following such termination). As a condition to receiving such payments, Mr. Chernow must execute a release of claims.

        The employment agreements, other than the employment agreement between Select and Mr. Chernow, also entitle the executive officers to receive salary continuation through insurance in the event of a termination of employment by reason of disability. Such salary continuation is at the rate of 100% of base salary for Mr. Rocco A. Ortenzio and 50% of base salary for each of Mr. Robert A. Ortenzio and Ms. Rice. In addition, such salary continuation is payable for a period of up to ten years, subject to earlier termination if the executive becomes physically able to resume employment in an occupation consistent with his or her education, training and experience.

        Pursuant to the restricted stock agreement entered into with Mr. Chernow on September 13, 2010, in the event that Mr. Chernow's employment terminates due to death or disability, a pro-rata portion of the next tranche of such restricted stock that is scheduled to vest will become vested and the remaining restricted stock will be forfeited. Pursuant to the restricted stock awards granted to Messrs. Rocco Ortenzio, Robert Ortenzio and Jackson and Ms. Rice on each of October 30, 2013, October 30, 2012 and December 15, 2011, a pro-rata portion of the awards will vest in the event of a termination of employment prior to the vesting date of the award as a result of death or disability. All other unvested restricted stock held by the NEOs will be forfeited upon their termination of employment with the Company for any reason (except as otherwise provided below in the Section titled "Change in Control").

        For purposes of the employment agreements, "cause" is generally defined as (i) the willful and continued failure of the executive to substantially perform his or her duties, (ii) the engaging by the executive in willful or reckless misconduct which is demonstrably and materially injurious to Select, or (iii) the conviction of the executive of a felony involving moral turpitude. In addition, "good reason" is generally defined as (i) the assignment to the executive of any duties inconsistent in any material respect with his or her position, authority, duties or responsibilities, or any other action by Select which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities, (ii) any failure by Select to comply with its duties to provide the executive with compensation and benefits, (iii) a requirement that the executive be based at any office or location other than Mechanicsburg, Pennsylvania or within 25 miles of such location or (iv) any failure by Select to cause its successor to assume its obligations under the employment agreement.

        Set forth in the table below are the amounts that would be payable to each of the NEOs upon termination of employment without cause, for good reason or due to death or disability, and not in connection with a change in control, assuming that such termination occurred on December 31, 2013.

	Without Cause			For Good Reason			Disability		Death
Name	Base Salary ($)	Pro- Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)	Pro- Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)(2)	Equity Vesting Value ($)(3)	Equity Vesting Value ($)(3)
Robert A. Ortenzio	3,150,833	1,592,000	—	3,150,883	1,592,000	—	4,975,000	1,309,712	1,309,712
Rocco A. Ortenzio	3,008,333	1,216,000	—	3,008,333	1,216,000	—	9,500,000	654,850	654,850
Patricia A. Rice	2,216,667	576,000	—	2,216,667	576,000	—	3,500,000	576,239	576,239
David S. Chernow	740,000	—	—	—	—	—	—	2,394,261	2,394,261
Martin F. Jackson	—	—	—	—	—	—	—	461,683	461,683

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2013, the amounts reported in this column reflect each such NEO's full bonus for the 2013 fiscal year.

(2)
The amount reported in this column represents the applicable amount of salary continuation payable over the ten-year period following the date of termination of employment for disability, subject to termination if the NEO becomes physically able to resume employment.

(3)
With respect to Mr. Chernow, represents the value of 206,224 shares of restricted stock vesting on December 31, 2013, based on the closing price of the common stock on December 31, 2013 ($11.61). The number of shares of restricted stock vesting on such date for Mr. Chernow is determined by multiplying the number of shares of restricted stock scheduled to vest at the next vesting date (250,000), by the ratio of (x) the number of days that elapsed from the date of grant through December 31, 2013 (1,206) to (y) the number of days in such vesting period (1,462). With respect to Messrs. Rocco A. Ortenzio, Robert A. Ortenzio and Jackson and Ms. Rice, represents the value of 56,404, 112,809, 39,766 and 49,633 shares of restricted stock, respectively, vesting on December 31, 2013, based on the closing price of the common stock on December 31, 2013 ($11.61). The number of shares of restricted stock vesting on such date is determined, with respect to each outstanding award, by multiplying the number of shares of restricted stock granted to each such NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2013 and (y) the total number of days in the vesting period. Equity awards granted after December 31, 2013 are not reflected in this table.

Change in Control

        Messrs. Rocco A. Ortenzio's and Robert A. Ortenzio's and Ms. Rice's employment agreements provide for change in control severance benefits if (i) within the one-year period immediately following a change in control, such executive's employment is terminated by Select without cause or such executive terminates his or her employment for any reason, or (ii) within the six-month period immediately preceding a change in control, such executive's employment is terminated without cause and the terminated executive reasonably demonstrates that his or her termination was at the request of a third party who took steps to effect the change in control. In the event of such a termination of employment, such executives are entitled to receive (i) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year), (ii) an amount equal to his or her base salary and bonus for the previous three completed calendar years, with such amount to be paid in installments for the remainder of the term of such executive's employment agreement (provided that the first payment shall be made on the first regular payroll date of the seventh month following such termination and shall include the installments that would have otherwise been made during such period), and (iii) immediate vesting of all unvested stock options that were outstanding prior to such termination (with such vesting to occur immediately prior to such change in control).

        Mr. Chernow's employment agreement provides for change in control severance benefits if (i) within the one-year period immediately following a change in control, (1) Mr. Chernow's employment is terminated by Select without cause and other than for death or disability, (2) Mr. Chernow terminates his employment with Select for good reason, (3) Select reduces Mr. Chernow's compensation from that in effect immediately prior to the change in control, or (4) Select requires Mr. Chernow to relocate his principal place of employment to a location anywhere other than Select's principal executive offices in (or within 25 miles of) Mechanicsburg, Pennsylvania, or (ii) within the six-month period immediately preceding a change in control, Mr. Chernow's employment is terminated by Select other than for cause, death or disability and he reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of a termination of employment described in clause (i), Mr. Chernow is entitled to receive (1) a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years (or equal to three times his average total annual cash compensation for base salary and bonus for his years of service to Select if less than three years) and (2) immediate vesting of all unvested stock options that were outstanding prior to such termination. In the event of a termination described in clause (ii), Mr. Chernow is entitled to receive an amount equal to his base salary plus bonus for the previous three completed calendar years (or equal to three times his average total annual cash compensation for base salary and bonus for his years of service to Select if less than three years), with such amount to be paid in equal installments on each of the Company's regular payroll dates over the twelve (12) month period following such termination; provided that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination; provided further that the first payment made shall include the payments that otherwise would be made had the delay described in the preceding clause not been imposed. In addition, all of the restricted stock granted to Mr. Chernow on September 13, 2010, and all of the options granted to Mr. Chernow under the 2005 Directors Plan, will become fully vested (and exercisable, if applicable) upon the occurrence of a change in control (as defined above in the section titled "Equity Compensation").

        Select has entered into a change in control agreement with Mr. Jackson. This agreement provides that if (i) within a five-year period immediately following a change in control, Select terminates Mr. Jackson without cause, Mr. Jackson terminates his employment because Select reduced his compensation from that in effect prior to the change in control or Select relocates Mr. Jackson's principal place of employment to a location more than 25 miles from Mechanicsburg, Pennsylvania, (ii) within the six-month period immediately following the change in control, Mr. Jackson terminates his employment for good reason or (iii) within the six-month period immediately preceding the change in control, Select terminates Mr. Jackson's employment without cause and he reasonably demonstrates that his termination by Select was at the request of a third party who took steps to effect the change in control, Select is obligated to pay Mr. Jackson, on the first day of the seventh month following such termination, a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. In addition, in the event of such a termination, all of Mr. Jackson's stock options will become fully vested upon the later of such termination or change in control.

        Each of the restricted stock awards granted to Messrs. Rocco A. Ortenzio, Robert A. Ortenzio and Jackson and Ms. Rice on October 30, 2013, October 30, 2012 and December 15, 2011 provide that a pro-rata portion of the restricted stock will vest in the event that any such NEO's employment is terminated following a change in control (as defined in the 2011 Equity Plan).

        In addition to the benefits described above, each NEO is entitled to receive a tax gross-up payment in the event that any change in control payments which he or she is entitled to receive constitute "excess parachute payments" within the meaning of Section 280G of the Code. The tax gross-up payment will equal the amount necessary to place the NEO in the same position as if no penalty under Section 4999 of the Code had been imposed on any of the change in control payments, including on the tax gross-up payment.

        For purposes of the agreements with Messrs. Rocco Ortenzio, Robert Ortenzio and Jackson and Ms. Rice, as described above, a "change in control" is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, the acquisition of at least 33% of the voting shares of the Company or Select; (iii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company or Select; (iv) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (v) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.

        For purposes of Mr. Chernow's employment agreement, a "change in control" is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company; (iii) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (iv) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.

        For purposes of Mr. Jackson's change in control agreement, "cause" has the same meaning as set forth in the employment agreements for Messrs. Rocco Ortenzio, Robert Ortenzio and Chernow and Ms. Rice, as described above in this section. In addition, generally, Mr. Jackson will have "good reason" to terminate his employment if (i) he makes a good faith determination that, as a result of a change in control, he is unable to perform his services effectively or there is any significant adverse change in his authority or responsibilities, as performed immediately prior to such change in control or (ii) Select's obligations under the change in control agreement are not assumed by the acquiring entity or any of its affiliates.

        Set forth in the table below are the amounts that would be payable to each of the NEOs upon the occurrence of a termination of employment in connection with a change in control, as described above in this section. In addition, the table below sets forth the amounts that would be payable to each of the NEOs upon the occurrence of a change in control. The amounts reported in the table below were calculated assuming that the relevant events occurred on December 31, 2013.

	Termination of Employment				Change in Control
Name	Cash Severance Payment ($)	Pro-Rata Bonus Payment ($)(1)	Equity Vesting Value ($)(2)	Tax Gross-Up Payment ($)	Equity Vesting Value ($)		Tax Gross-Up Payment ($)
Robert A. Ortenzio	8,615,660	1,592,000	1,309,712	3,493,523	—		—
Rocco A. Ortenzio	7,562,160	1,216,000	654,850	2,964,926	—		—
Patricia A. Rice	6,376,000	576,000	576,239	2,724,361	—		—
David S. Chernow	5,587,200	—	8,708,466	3,120,632	8,708,466	(3)	—
Martin F. Jackson	4,248,000	—	461,683	1,585,369	—		—

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2013, the amounts reported in this column reflect each such NEO's full bonus for the 2013 fiscal year.

(2)
With respect to Messrs. Rocco A. Ortenzio, Robert A. Ortenzio, Ms. Rice and Mr. Jackson, represents the value of 56,404, 112,809, 49,633 and 39,766 shares of restricted stock, respectively, vesting on December 31, 2013, based on the closing price of the common stock on December 31, 2013 ($11.61). The number of shares of restricted stock vesting on such date is determined, with respect to any such award, by multiplying the number of shares of restricted stock granted to each such NEO with respect to such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2013 and (y) the total number of days in the vesting period. Equity awards granted after December 31, 2013 are not reflected in this table.

(3)
Represents (i) the value of 750,000 shares of restricted stock vesting on December 31, 2013, based on the closing price of the Company's common stock on December 31, 2013 ($11.61) and (ii) the number of unvested options held by Mr. Chernow that would become vested upon a change in control, multiplied by the difference between the closing price of our common stock on December 31, 2013 ($11.61) and the exercise price of such options ($10.00).

Director Compensation Table

        The following table shows information concerning the compensation that the Company's non-employee directors earned during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Russell L. Carson(2)	—	—	—
Bryan C. Cressey	61,000	66,675	127,675
James E. Dalton, Jr.	92,000	66,675	158,675
James S. Ely III	80,000	66,675	146,675
William H. Frist, MD	76,000	916,675	992,675
Thomas A. Scully(2)	8,000	850,000	858,000
Leopold Swergold	86,500	66,675	153,175

(1)
The dollar amounts reported in this column represent the grant date fair market value (calculated in accordance with ASC 718) of stock awards granted during the 2013 fiscal year. See Note 8 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant ASC 718. As of December 31, 2013, the total number of outstanding stock and option awards for each director listed in the table above is set forth below:

(2)
Except for the fees received by Mr. Scully for his service on the Quality of Care and Patient Safety Committee, Messrs. Carson and Scully did not receive any compensation for their services as members of the Board during 2013 because they are affiliated with Welsh, Carson, Anderson & Stowe, and are therefore not independent directors.

Name	Shares Outstanding Subject to Stock Awards (#)	Shares Outstanding Subject to Option Awards (#)
Russell L. Carson	—	—
Bryan C. Cressey	18,500	—
James E. Dalton, Jr.	18,500	18,000
James S. Ely III	18,500	9,000
William H. Frist, MD	120,500	—
Thomas A. Scully	100,000	—
Leopold Swergold	18,500	9,000

        The Company pays director fees to its independent directors. All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or Board committees. In fiscal year 2013, independent directors received cash compensation in the amount of $12,000 per quarter, plus $3,000 per Board meeting attended in person and $600 per Board meeting attended telephonically. In addition, independent directors and Mr. Scully received the following fees for their participation on committees of the Board:

Committee	Compensation for Meetings Attended in Person	Compensation for Meetings Attended Telephonically	Additional Compensation for Committee Chairman
Audit and Compliance Committee	$4,000 ($5,000 if held independent of a Board meeting)	$2,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
Quality of Care and Patient Safety Committee	$2,000 ($3,000 if held independent of a Board meeting)	$1,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
All Other Committees	$1,000 ($2,000 if held independent of a Board meeting)	$500	N/A

        Additional fees may be paid for service on other committees established by the Board of Directors from time to time.

Equity Awards

        The Company currently maintains the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors, as amended (the "2005 Director Plan"). 75,000 shares of the Company's common stock are reserved for option awards under the 2005 Director Plan and 450,000 shares of the Company's common stock are reserved for restricted stock awards under the 2005 Director Plan.

        On August 7, 2013, the Compensation Committee granted 7,500 shares of restricted stock under the 2005 Director Plan to each of the Company's independent directors. Each grant of restricted stock vests at the rate of 20% on each of the first five anniversaries of the grant date.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        The SEC's rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any proposal of a stockholder intended to be included in the Company's proxy statement and form of proxy/voting instruction card for the 2015 Annual Meeting of Stockholders must comply with the proxy submission rules of the SEC. Pursuant to Rule 14a-8 of the SEC's rules, any such stockholder proposal intended to be included in the Company's 2015 Annual Meeting Proxy Statement must be received by the Company's Secretary at the address listed below no later than 120 calendar days prior to the anniversary date of the release of the Company's 2014 Annual Meeting Proxy Statement, unless the date of the 2015 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2014 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send proxy materials. In order to be included in the Company's 2015 Annual Meeting Proxy Statement pursuant to Rule 14a-8, any stockholder proposal must be received by the Secretary at the address listed below by November 4, 2014, which is 120 days prior to the anniversary date of the release of the 2014 Annual Meeting Proxy Statement.

        In addition, the Company's Amended and Restated Bylaws require that the Company be given advanced notice of stockholder proposals containing nominations for election to the Board of Directors or other matters which stockholders wish to present for action at an annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules. The Company's Amended and Restated Bylaws separately require that any stockholder proposal intended to be brought before the annual meeting of stockholders, including a proposal nominating one or more persons for election as directors, be received in writing by the Company's Secretary or Assistant Secretary at the address listed below not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, this year being December 31, 2014; provided, however, that in the event that the date of the 2015 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the 2014 Annual Meeting, the notice must be received not earlier than 120 days prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Company's Amended and Restated Bylaws set forth certain informational requirements for stockholders' nominations of directors and other proposals.

        For any proposal that is not submitted for inclusion in the 2015 Proxy Statement but is instead sought to be presented directly at the 2015 Annual Meeting of Stockholders in accordance with the provisions of the Company's Amended and Restated Bylaws, SEC rules permit management to vote proxies in its discretion if (a) in certain cases, the Company received notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in the 2015 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company did not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement.

        Stockholders must send such proposals to: Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania, 17055.

 ELECTION OF DIRECTORS
PROPOSAL #1

        The Company's Amended and Restated Bylaws provide that the Company's business shall be managed by the Board of Directors with at least five, and no more than eleven, members as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company's Board of Directors is currently comprised of nine members. At the 2014 Annual Meeting, the stockholders will elect three Class II directors to hold office until the annual meeting of the stockholders in 2017 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the current Class II directors expires at the 2014 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Bryan C. Cressey, Robert A. Ortenzio and Leopold Swergold to serve as Class II directors. Each individual is currently serving as a Class II director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of Messrs. Cressey, Ortenzio and Swergold. The three nominees receiving a plurality of the votes cast for director will be elected. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend.

        The Board of Directors recommends voting "FOR" the nominees for Class II directors. Set forth below is information regarding each nominee for director.

Directors and Nominees

        The current members of the Board of Directors, including the nominees for Class II directors, together with certain information about them, are set forth below.

Name	Age	Director Since	Term Expires	Positions with the Company
Class II Directors
Bryan C. Cressey	64	2005	2014	Director
Robert A. Ortenzio	56	2005	2014	Director, Executive Chairman and Co-Founder
Leopold Swergold	73	2005	2014	Director
Class I Directors
Russell L. Carson	70	2005	2016	Director
James S. Ely III	56	2008	2016	Director
William H. Frist	62	2010	2016	Director
Class III Directors
James E. Dalton, Jr.	71	2005	2015	Director
Rocco A. Ortenzio	81	2005	2015	Director, Vice Chairman and Co-Founder
Thomas A. Scully	56	2005	2015	Director

        Bryan C. Cressey has served as a director of Select since February 1997, and became a director of the Company on February 24, 2005. He is a partner of Cressey & Company, which he founded in 2007. He is a managing partner of Thoma Cressey Bravo, which he co-founded in June 1998. Prior to that time he was a principal, partner and co-founder of Golder, Thoma, Cressey and Rauner, the predecessor of GTCR Golder Rauner, LLC, since 1980. Mr. Cressey also serves as a director and chairman of Belden Inc. and several private companies and served as a director of Jazz Pharmaceuticals, Inc. from 2006 to 2012.

        Robert A. Ortenzio co-founded Select and has served as a director of Select since February 1997, and became a director of the Company in February 2005. On January 1, 2014, Mr. Ortenzio was appointed Select's Executive Chairman and Co-Founder of the Company. Mr. Ortenzio served as the Company's Chief Executive Officer from January 1, 2005 to December 31, 2013 and as Select's President and Chief Executive Officer from September 2001 to January 1, 2005. Mr. Ortenzio also served as Select's President and Chief Operating Officer from February 1997 to September 2001. He was an Executive Vice President and a

director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., he was a Vice President of Rehab Hospital Services Corporation. Until August 17, 2010, Mr. Ortenzio served on the board of directors of Odyssey Healthcare, Inc., a hospice healthcare company. Mr. Ortenzio also served on the board of directors of US Oncology, Inc. until December 30, 2010. Mr. Ortenzio is the son of Rocco A. Ortenzio, the Company's Vice Chairman and Co-Founder.

        Leopold Swergold served as a director of Select from May 2001 until February 24, 2005, and became a director of the Company in August 2005. In 1983, Mr. Swergold formed Swergold, Chefitz & Company, a healthcare investment banking firm. In 1989, Swergold, Chefitz & Company merged into Furman Selz, an investment banking firm, where Mr. Swergold served as Head of Healthcare Investment Banking and as a member of the board of directors. In 1997, Furman Selz was acquired by ING Groep N.V. of the Netherlands. From 1997 until 2004, Mr. Swergold was a Managing Director of ING Furman Selz Asset Management LLC, where he managed several healthcare investment funds. Mr. Swergold was a trustee of the Freer and Sackler Galleries at the Smithsonian Institution, and previously served as a director of Financial Federal Corp., an NYSE listed company.

        Russell L. Carson has served as a director of Select since February 1997, and became a director of the Company . on February 25, 2005. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Mr. Carson has been a general partner of Welsh, Carson, Anderson & Stowe since 1979. Welsh, Carson, Anderson & Stowe has created 15 institutionally funded limited partnerships with total capital of more than $20 billion and has invested in more than 200 companies. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978. He currently serves on the board of directors of Ardent Health Services, Inc.

        James S. Ely III has served as a director of Select and the Company since November 2008. Mr. Ely founded Priority Capital Management LLC in 2009 and serves as its Chief Executive Officer. From 2001 to 2008, Mr. Ely served as a Managing Director in the Syndicated and Leveraged Finance group at J.P. Morgan Securities Inc. From 1995 to 2000, Mr. Ely served as a Managing Director in the Global Syndicated Finance group of Chase Securities Inc. and its predecessor Chemical Securities Inc. Mr. Ely also serves as a director of Community Health Systems, Inc.

        William H. Frist, M.D. has served as a director of Select and the Company since May 2010. Dr. Frist is a heart and lung transplant surgeon, former United States Senator from Tennessee from 1995 to 2007 and former United States Senate Majority Leader from 2002 to 2007. Dr. Frist has been a partner at Cressey & Company, L.P., a private investment firm focused on healthcare, since 2007. Dr. Frist is currently an Adjunct Professor of Surgery at Vanderbilt University and a Clinical Professor of Surgery at Meharry Medical College. Dr. First serves as Chairman of the Nashville-based global health organization, Hope Through Healing Hands. Dr. Frist is a Senior Fellow and Co-Chair of the Health Project at the Bipartisan Policy Center. He also serves on the boards of URS Corporation, the Robert Wood Johnson Foundation, the Henry J. Kaiser Family Foundation and the Center for Strategic and International Studies.

        James E. Dalton, Jr. served as a director of Select from December 2000 until February 24, 2005, and became a director of the Company in August 2005. From January 2006 until December 2012, Mr. Dalton was non-executive Chairman of Signature Hospital Corporation. From 2001 to 2007, Mr. Dalton served as President of Edinburgh Associates, Inc. Mr. Dalton served as President, Chief Executive Officer and as a director of Quorum Health Group, Inc. from May 1, 1990 until it was acquired by Triad Hospitals, Inc. in April 2001. Mr. Dalton served on the board of directors of US Oncology, Inc. until December 30, 2010. He serves as a Trustee for the Universal Health Services Realty Income Trust. Mr. Dalton is a Life Fellow of the American College of Healthcare Executives.

        Rocco A. Ortenzio co-founded Select and served as Select's Chairman and Chief Executive Officer from February 1997 until September 2001. On January 1, 2014, Mr. Ortenzio was appointed Vice Chairman and Co-Founder of the Company. Mr. Ortenzio served as Select's Executive Chairman from September 2001 until December 2013, and Executive Chairman of the Company from February 2005 until December 2013. From February 1997 to September 2001, Mr. Ortenzio served as Select's Chief Executive Officer. In 1986, he co-founded Continental Medical Systems, Inc., and served as its Chairman and Chief Executive Officer until July 1995. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974. Mr. Ortenzio is the father of Robert A. Ortenzio, the Company's Executive Chairman and Co-Founder.

        Thomas A. Scully has served as a director since February 2004. Since January 1, 2004, he has served as Senior Counsel to the law firm of Alston & Bird and as a General Partner with Welsh, Carson Anderson & Stowe. From May 2001 to January 2004, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, or CMS. CMS is responsible for the management of Medicare, Medicaid, SCHIP and other national healthcare initiatives. Before joining CMS, Mr. Scully served as President and Chief Executive Officer of the Federation of American Hospitals from January 1995 to May 2001. Mr. Scully also serves as a director of Universal American Corp.

Director Qualifications

        The Board of Directors believes that each of the directors and nominees for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors and nominees for director has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director and nominee for director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors' conclusion that each of the directors and nominees for director listed above should continue to serve as a director.

        Mr. Carson has extensive experience in managing investments in healthcare companies as a co-founder of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare industry companies. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Carson has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Carson's experience in overseeing the management of healthcare industry companies gives him the insight to advise the Board of Directors on corporate governance and compensation matters.

        Mr. Cressey has extensive experience in managing investments in healthcare companies as a private equity investor with a focus on investments in the healthcare industry. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Cressey has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Cressey's experience in overseeing the management of healthcare industry companies gives him insight on corporate governance and compensation matters, which he utilizes in his role as a member of the Compensation Committee.

        Mr. Dalton has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Dalton has also served as Chief Executive Officer and a director of Quorum Health Group, Inc. and served on the boards of directors of various other healthcare companies, including Signature Hospital Corporation and US Oncology, Inc. Mr. Dalton draws on this experience while advising the Board of Directors on corporate governance matters within the healthcare industry. Additionally, Mr. Dalton utilizes his experience overseeing the finance and accounting systems of the companies he has managed in his service on the Audit and Compliance Committee.

        Mr. Ely brings to the Board of Directors a wealth of experience structuring and arranging syndicated loans and high yield issues in the healthcare sector during his service at financial services companies, including J.P. Morgan Securities Inc. He provides the Board of Directors with a thorough understanding of the capital markets, in particular with regard to companies in the healthcare industry. Mr. Ely's experience in financial services also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Audit and Compliance Committee.

        Dr. Frist brings to the Board of Directors over ten years of experience as a United States Senator. He provides the Board of Directors with insight into the federal healthcare regulations that affect the Company. In addition, Dr. Frist has extensive experience as a board certified heart and lung transplant surgeon, which allows him to bring to the Board of Directors the perspective of an experienced healthcare professional. Dr. Frist's service on the boards of directors of other healthcare organizations provides him with a wide range of experience in corporate governance matters, including those particular to companies in the healthcare industry, which he draws on in his service on the Board of Directors of the Company.

        Robert A. Ortenzio, as co-founder and President and Chief Executive Officer of Select and then Chief Executive Officer of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over 25 years of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio also advises the Board of Directors on the evolving healthcare regulatory environment through his in-depth and current knowledge and insight into such matters. Additionally, Mr. Ortenzio provides the Board of Directors with a wealth of experience in corporate governance matters, including through his previous service on the boards of directors of other public healthcare companies.

        Rocco A. Ortenzio, as co-founder and Chief Executive Officer of Select and then Executive Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over four decades of leadership experience in executive positions in healthcare companies, including Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio uses this experience to advise the Board of Directors on corporate governance matters. This experience also gives him significant leadership experience specific to healthcare companies, which he utilizes in his leadership of the Board of Directors.

        Mr. Scully brings to the Board of Directors his experience as a past Administrator of CMS, which allows him to provide the Board of Directors with valuable insight into the regulatory regime and requirements of the healthcare industry. In addition, Mr. Scully has experience in analyzing healthcare company investments as a general partner at Welsh, Carson, Anderson and Stowe and advising clients on healthcare related issues at the law firm of Alston & Bird. Mr. Scully utilizes this experience to advise the Board of Directors on healthcare related issues.

        Mr. Swergold brings to the Board of Directors over twenty-five years of experience at investment banking firms, during which he gained valuable insight into effective management of investments in the healthcare industry. Mr. Swergold utilizes this insight to advise the Board of Directors on financial and investment matters. Also, Mr. Swergold has significant experience with Select and the Company dating back to 2001, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Swergold also has significant experience in finance and accounting, which he uses in his service on the Audit and Compliance Committee.

 NON-BINDING ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL #2

        As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 10 of this Proxy Statement. At the Company's annual meeting of stockholders held in April 2013, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms our stockholders' support of the Company's approach to executive compensation.

        The Company's goal for its executive compensation program is to reward the NEOs' contributions to the Company's financial performance and provide overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company's financial performance. The Company believes that it achieves these goals by (i) offering competitive base salaries to the NEOs, (ii) offering the NEOs participation in an annual incentive plan that provides for payouts only in the event that pre-determined financial targets are achieved, (iii) tying a substantial portion of each NEO's annual compensation directly to the Company's performance, and (iv) when appropriate to ensure that the NEOs have a sufficient ownership interest in the Company, granting equity-based awards.

        For a detailed description of the Company's financial results for fiscal year 2013, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The Company believes that its executive compensation program has played an essential role in its continuing financial success by aligning the long-term interests of its NEOs with the long-term interests of its stockholders.

        The Board of Directors encourages the Company's stockholders to approve the following resolution (the "Executive Compensation Resolution"):

        "RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company's compensation programs and practices applicable to the NEOs.

        The Board of Directors recommends a vote "FOR" the approval of the Executive Compensation Resolution.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
PROPOSAL #3

        The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2014. Although action by the stockholders on this matter is not required, the Audit and Compliance Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company's consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit and Compliance Committee may reconsider its selection.

        One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Other Fees

        Aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012 by the Company's principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2013	2012
Audit Fees	$1,643,808	$1,631,404
Audit-Related Fees	34,500	34,500
Tax Fees	23,704	131,683
All Other Fees	242,782	219,015

	$1,944,794	$2,016,602

Audit Fees

        Audit fees for fiscal years 2013 and 2012 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

        Audit-related fees for fiscal years 2013 and 2012 were for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of certain of the Company's joint ventures and accounting consultations and services associated with acquisitions and dispositions.

Tax Fees

        Tax fees for fiscal years 2013 and 2012 were for federal tax planning and assistance with a federal tax refund matter.

All Other Fees

        Other fees for fiscal years 2013 and 2012 were for compliance audits, including compliance audits in connection with the Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services. Additionally, the other fees for fiscal years 2013 and 2012 include consulting fees associated with assessing finance processes.

Pre-approval of Services

        All audit and permissible non-audit services provided by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, require pre-approval by the Audit and Compliance Committee in accordance with a pre-approval policy approved by the Audit and Compliance Committee in February 2014. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit and Compliance Committee; (ii) includes a list of non-audit services that may not be performed by PricewaterhouseCoopers LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company's independent registered public accountant to provide the Audit and Compliance Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit and Compliance Committee. The pre-approval policy is reviewed on an annual basis by the Audit and Compliance Committee and is subject to amendment from time to time. All of the services provided by PricewaterhouseCoopers LLP in fiscal year 2013 were either on the list of pre-approved services or approved by the Audit and Compliance Committee in advance of the services being performed.

        The Board of Directors recommends voting "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

AUDIT AND COMPLIANCE COMMITTEE REPORT

        The following report of the Audit and Compliance Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Acts"), except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.

        The Audit and Compliance Committee assists the Company's Board of Directors in its oversight of the Company's financial reporting process. The Audit and Compliance Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for reviewing the Company's unaudited interim financial statements. The Audit and Compliance Committee reviews and reassesses the adequacy of the charter on an annual basis. It is not the Audit and Compliance Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit and Compliance Committee will however take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The Audit and Compliance Committee makes recommendations to the Board of Directors with respect to the selection and compensation of the Company's independent registered public accounting firm, the scope of the Company's annual audits, and the fees to be paid to the independent registered public accounting firm. In addition, the Audit and Compliance Committee monitors the performance and independence of the Company's independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit and Compliance Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit and Compliance Committee meets with management periodically to consider the adequacy of the Company's internal controls and discusses with management the Company's disclosure controls and procedures.

        The Board of Directors, in its business judgment, has determined that each of the three directors on the Audit and Compliance Committee is independent as required by the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit and Compliance Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC, and has financial sophistication in accordance with the rules of the New York Stock Exchange.

        In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2013 with management of the Company and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company's accounting principles, as well as an opinion on management's assessment of, and the effective operation of, the Company's internal control over financial reporting. The Audit and Compliance Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit and Compliance Committee received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit and Compliance Committee concerning independence. In addition, the Audit and Compliance Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit and Compliance Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its 2013 audit and met with them both with and without management present, to discuss the results of its examination, its evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Compliance Committee referred to above and in the charter, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2013 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC.

        The Audit and Compliance Committee has selected the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company's financial statements and internal controls over financial reporting for fiscal year 2014. In making this selection, the Audit and Compliance Committee has considered whether PricewaterhouseCoopers LLP's provision of services other than audit services is compatible with maintaining independence.

                      AUDIT AND COMPLIANCE COMMITTEE
                      James E. Dalton, Jr.
                      James S. Ely III
                      Leopold Swergold

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND OFFICERS

        The following table sets forth information regarding the beneficial ownership of the Company's common stock as of February 1, 2014 by:

  •
  each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock;

  •
  each of the Company's NEOs;

  •
  each of the Company's directors; and

  •
  all of the Company's directors and executive officers as a group.

        The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The calculation of the percentage of beneficial ownership is based on 140,286,867 shares of common stock outstanding on February 1, 2014.

        In computing the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, the Company deemed to be outstanding any shares of common stock subject to options held by that person or group that are currently exercisable or exercisable within 60 days after February 1, 2014. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

        Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055 and the Company's telephone number is (717) 972-1100.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Welsh, Carson, Anderson & Stowe(2)	28,716,104	20.47
Rocco A. Ortenzio(3)	10,339,192	7.37
Robert A. Ortenzio(4)	9,075,501	6.47
Russell L. Carson	2,397,553	1.71
Bryan C. Cressey	583,435	*
James E. Dalton, Jr.(5)	78,977	*
James S. Ely III(6)	33,400	*
William H. Frist, M.D.	130,000	*
Thomas A. Scully	143,389	*
Leopold Swergold(7)	184,558	*
Patricia A. Rice(9)	115,000	*
Martin F. Jackson(10)	1,382,196	*
David S. Chernow(11)	888,425	*
All directors and executive officers as a group (17 persons)	26,417,618	18.81

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055.

(2)
Represents (i) 21,578,773 common shares held by Welsh, Carson, Anderson & Stowe IX, L.P., or WCAS IX, over which WCAS IX has sole voting and investment power, (ii) 13,305 common shares held by WCAS Management Corporation, over which WCAS Management Corporation has sole voting and investment power, (iii) 966,971 common shares held by WCAS Capital Partners IV, L.P., over which WCAS Capital Partners IV, L.P. has sole voting and investment power, and (iv) an aggregate of 6,157,055 common shares held by individuals who are general partners of WCAS IX Associates LLC, the sole general partner of WCAS IX and/or otherwise employed by an affiliate of Welsh, Carson, Anderson & Stowe. Each of the following individuals are managing members of WCAS IX Associates, LLC, the sole general partner of WCAS IX, and WCAS CP IV Associates, LLC, the sole general partner of WCAS Capital Partners IV, L.P.: Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Eric Lee, Anthony J. de Nicola, Paul B. Queally, D. Scott Mackesy, Sanjay Swani, Sean M. Traynor, and Jonathan M. Rather. In addition, Thomas A. Scully is also a managing member of WCAS CP IV Associates, LLC. Each of the following individuals are stockholders of WCAS Management Corporation: Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson and Jonathan M. Rather. The principal executive offices of Welsh, Carson, Anderson & Stowe are located at 320 Park Avenue, Suite 2500, New York, New York 10022.

(3)
Includes 6,285,266 common shares owned by the Rocco A. Ortenzio Revocable Trust for which Mr. Rocco Ortenzio acts as sole trustee, 3,750,000 common shares held by the Rocco A. Ortenzio Descendants Trust for which Mr. Rocco Ortenzio is the investment advisor, 16,182 common shares owned by Select AP Investors, L.P. for which Mr. Rocco Ortenzio acts as sole general partner, 30,601 shares owned by Select Investments III, L.P. for which Mr. Rocco Ortenzio acts as sole general partner and 10,000 common shares held by Mr. Rocco Ortenzio's spouse. Mr. Rocco Ortenzio disclaims beneficial ownership of shares held by his spouse and shares held by the Rocco A. Ortenzio Descendants Trust except in his capacity as a fiduciary of such trust.

(4)
Includes 1,300,000 common shares owned by the Robert A. Ortenzio Descendants Trust for which Mr. Robert Ortenzio is the investment trustee and 200,000 common shares owned by the Robert and Angela Ortenzio Family Foundation for which Mr. Robert Ortenzio is a trustee. Mr. Robert Ortenzio disclaims beneficial ownership of shares held by the Robert A. Ortenzio Descendant's Trust except in his capacity as a fiduciary of such trust and of shares held by the Robert and Angela Ortenzio Family Foundation except in his capacity as a fiduciary of such foundation.

(5)
Includes 17,400 common shares which Mr. Dalton has the right to acquire pursuant to vested Incentive Stock Options.

(6)
Includes 8,400 common shares which Mr. Ely has the right to acquire pursuant to vested Incentive Stock Options.

(7)
Includes 8,400 common shares which Mr. Swergold has the right to acquire pursuant to vested Incentive Stock Options.

(8)
Includes 70,000 common shares owned by The Patricia Ann Rice Living Trust for which Ms. Rice acts as a trustee.

(9)
Includes an aggregate 10,536 common shares owned by Mr. Jackson's children who live in his household and over which Mr. Jackson acts as custodian.

(10)
Includes 5,400 common shares which Mr. Chernow has the right to acquire pursuant to vested Incentive Stock Options.

EQUITY COMPENSATION PLAN INFORMATION

        Set forth in the table below is a list of all of the Company's equity compensation plans and the number of securities to be issued on exercise of equity rights, average exercise price, and number of securities that would remain available under each plan if outstanding equity rights were exercised as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Select Medical Holdings Corporation 2005 Equity Incentive Plan	1,922,179	$8.22	0	(1)
Select Medical Holdings Corporation 2011 Equity Incentive Plan	18,000	$8.38	2,838,660
Director equity incentive plan	42,000	$8.69	12,000

(1)
In connection with the approval of our 2011 Equity Incentive Plan, our 2005 Equity Incentive Plan was frozen with respect to new awards.

 CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Other Arrangements with Directors and Executive Officers

Lease of Office Space

        The Company leases its corporate office space located at 4714, 4716, 4718 and 4720 Gettysburg Road in Mechanicsburg, Pennsylvania ("Corporate Office"), from, respectively, Old Gettysburg Associates IV, LP, Old Gettysburg Associates III, LP, Old Gettysburg Associates and Old Gettysburg Associates II, LP. Old Gettysburg Associates is a general partnership that is owned by Rocco A. Ortenzio, Vice Chairman and Co-Founder of the Company, Robert A. Ortenzio, Executive Chairman and Co-Founder of the Company, and John M. Ortenzio, the son of Rocco A. Ortenzio and brother of Robert A. Ortenzio (collectively, the "Ortenzios"). Old Gettysburg Associates II, LP, Old Gettysburg Associates III, LP and Old Gettysburg Associates IV, LP (collectively, the "Ortenzio Partnerships") are limited partnerships owned by Select Realty Investments, LP, as the limited partner, and Select Realty Investments I, LLC, as the general partner. Each of the Ortenzios own, directly or indirectly, one-third of Select Realty Investments, LP and Select Realty Investments I, LLC.

        The Corporate Office consists of approximately 150,000 square feet of office space under four separate leases. Leases for approximately 53,442 square feet in the 4718 and 4720 buildings will expire on December 31, 2022. Leases for approximately 96,614 square feet in the 4714, 4716 and 4718 buildings will expire on January 31, 2023.

        The Company currently pays to the Ortenzio Partnerships approximately $3.86 million per year in base rent. The Company obtained independent appraisals at the time it executed such leases that supported the amount of rent it pays for the Corporate Office. Base rental rates currently range from $21.63 to $28.58 per square foot under such leases. Base rent under the 4714 Gettysburg Road lease will remain fixed at $28.08 per square foot through February 28, 2018. Beginning on March 1, 2018, and on each March 1 thereafter, such base rent will increase by 2%. Base rent under the 4716 Gettysburg Road lease will remain fixed at $28.58 per square foot through December 31, 2017. Beginning on January 1, 2018, and on each January 1 thereafter, such base rent will increase by 2%. Base rent under the 4718 and 4720 Gettysburg Road leases was fixed at $21.00 per square foot through December 31, 2013. On January 1, 2014, base rent was increased by 3% to $21.63 and on each January 1, such base rent will increase by 3%.

        The leases for 4714 and 4716 Gettysburg Road generally include an operating expense allowance with the Company responsible for its pro-rata share of operating expenses in excess of such allowance. The leases for 4718 and 4720 Gettysburg Road are "full service" leases, except that the Company pays for electricity for 4,831 square feet of space known as the data center. In fiscal year 2013, the Company paid to the Ortenzio Partnerships an aggregate amount of $4.2 million for office rent, various improvements to the Corporate Office and miscellaneous expenses.

Consulting Agreements

        The Company is party to consulting agreements with William H. Frist and Thomas A. Scully, both of whom serve as directors of the Company. Pursuant to these consulting agreements each of Messrs. Frist and Scully provide consulting services related to government and regulatory matters and strategies. Each of Messrs. Frist and Scully received 100,000 shares of restricted stock of the Company, 50% of which vests on October 30, 2014 and the remainder on October 30, 2015.

Stock Purchase Agreement

        On February 26, 2014, the Company entered into a Stock Purchase Agreement (the "Agreement") with Welsh, Carson, Anderson & Stowe IX, L.P. and WCAS Capital Partners IV, L.P. (together, "Welsh Carson") providing for the Company to repurchase 10,000,000 shares of its common stock at a price of $10.95 per share for an aggregate purchase price of $109.5 million. The closing of the transactions under the Agreement is scheduled to occur on the later of (i) two business days after the date on which Welsh Carson has been advised by the Company's transfer agent that the relevant share certificates have been received by the transfer agent and (ii) effectiveness of Amendment No. 5 to Select's senior secured credit facility with JPMorgan Chase Bank, N.A., as administrative agent. Following the consummation of the transactions contemplated by the Agreement, Welsh Carson and their affiliate, WCAS Management Corporation (together the "Welsh Carson Affiliates") will continue to own a substantial portion of the Company's common stock. Two of the Company's directors, Russell L. Carson and Thomas A. Scully, are general partners of the Welsh Carson Affiliates.

Approval of Related Party Transactions

        The Company does not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, the Company's practice is that any such transaction must receive the prior approval of both the Audit and Compliance Committee and a majority of the non-interested members of the Board of Directors. In addition, it is the Company's practice that, prior to any related party transaction of the type described under "—Other Arrangements with Directors and Executive Officers—Lease of Office Space," an independent third-party appraisal is obtained that supports the amount of rent that the Company is obligated to pay for such leased space. All related party lease transactions have been unanimously approved by all of the non-interested members of the Board of Directors.

Director Independence

        Director independence is discussed under the heading "Corporate Governance" on page 4 of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the SEC require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company's common stock. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company's Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal year 2013 except for the following:

  •
  Anthony J. Denicola filed a Form 4 on February 14, 2013 for a transaction that occurred on February 6, 2013;

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  Brian Thomas Reagan filed a Form 4 on February 25, 2013 for transactions that occurred on February 20, 2013; and

  •
  Anthony F. Ecock filed a Form 4 on February 25, 2013 for transactions that occurred on February 20, 2013.

HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055; Telephone: 717-972-1100; E-mail: ir@selectmedical.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

        The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares he or she represents as recommended by the Board of Directors.

By Order of the Board of Directors

Michael E. Tarvin
 Executive Vice President, General Counsel and Secretary

March 5, 2014

www.envisionreports.com/SEM Step 1: Go to www.envisionreports.com/SEM to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/SEM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice 01S27A + + Important Notice Regarding the Availability of Proxy Materials for the Select Medical Holdings Corporation Stockholder Meeting to be Held on Tuesday, April 29, 2014 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 19, 2014 to facilitate timely delivery. . Select Medical Holdings Corporation IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/SEM. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Select Medical Holdings Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 19, 2014. Directions to the Select Medical Holdings Corporation Annual Meeting Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on the website, http://www.kesslerrehab.com/company/locations/Directions.aspx. Meeting Location: Kessler Institute for Rehabilitation 1199 Pleasant Valley Way West Orange, NJ 07052 . Stockholder Meeting Notice Dear Select Medical Holdings Corporation Stockholder: The 2014 Annual Meeting of Stockholders of Select Medical Holdings Corporation (the “Company”) will be held at the Kessler Institute for Rehabilitation, 1199 Pleasant Valley Way, West Orange, NJ 07052, on Tuesday, April 29, 2014, at 2:30 p.m. EDT. Proposals to be considered at the Annual Meeting: 1. to elect three Class II directors, each for a term of three years or until their respective successors have been elected and qualified; 2. to approve, on an advisory basis, the compensation of the named executive officers; 3. to ratify the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and 4. to consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof. Management recommends a vote “FOR” Items 1, 2 and 3. The Board of Directors has fixed the close of business on March 3, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01S27A

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Select Medical Holdings Corporation 01S25A 1 U P X + Annual Meeting Proxy Card . + A Proposals —The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, and FOR the ratification of the appointment of PriceWaterhouseCoopers LLC as The Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. For Against Abstain 2. Advisory Vote on Executive Compensation For Against Abstain 3. Vote to ratify the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 1. ELECTION OF DIRECTORS Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.  Nominees: 01 - Bryan C. Cressey 02 - Robert A. Ortenzio 03 - Leopold Swergold B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION Change of Address — Please print new address below. Comments — Please print your comments below. 1234 5678 9012 345 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 1 9 2 0 5 4 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 28, 2014. Vote by Internet • Go to www.envisionreports.com/SEM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Authorized Signature - This section must be completed for your vote to be counted. - Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such.

. 2014 Meeting of Stockholders — April 29, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Michael E. Tarvin and Martin F. Jackson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Select Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2014 Meeting of Stockholders of the company to be held April 29, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) Proxy — Select Medical Holdings Corporation Important notice regarding the Internet availability of proxy materials for the 2014 Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Shareholders are available at: www.envisionreports.com/SEM qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q